Exhibit 99.1

Annaly Capital Management, Inc. Reports 3rd Quarter 2009 Core EPS of $0.75; Increase of 22.9% from Prior Year and 13.6% from Prior Quarter

NEW YORK--(BUSINESS WIRE)--October 28, 2009--Annaly Capital Management, Inc. (NYSE: NLY) today reported Core Earnings for the quarter ended September 30, 2009, of $413.3 million or $0.75 per average share available to common shareholders as compared to Core Earnings of $335.0 million or $0.61 per average share available to common shareholders for the quarter ended September 30, 2008, and Core Earnings of $364.5 million or $0.66 per average share available to common shareholders for the quarter ended June 30, 2009. “Core Earnings” represents a non-GAAP measure and is defined as net income (loss) excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps and unrealized gains or losses on interest rate swaps. On a GAAP basis, net income for the quarter ended September 30, 2009, was $285.2 million or $0.51 per average share available to common shareholders, as compared to net income of $302.1 million or $0.55 per average share available to common shareholders for the quarter ended September 30, 2008, and net income of $597.1 million or $1.09 per average share related to common shareholders for the quarter ended June 30, 2009.

During the quarter ended September 30, 2009, the Company sold $194.3 million of Mortgage-Backed Securities, resulting in a realized gain of $591,000. During the quarter ended September 30, 2008, the Company sold $4.8 billion of Mortgage-Backed Securities, resulting in a realized loss of $1.1 million. During the quarter ended June 30, 2009, the Company sold $524.2 million of Mortgage-Backed Securities, resulting in a realized gain of $2.4 million.

Common dividends declared for the quarter ended September 30, 2009, were $0.69 per share, as compared to $0.55 per share for the quarter ended September 30, 2008, and $0.60 per share for the quarter ended June 30, 2009. The annualized dividend yield on the Company’s common stock for the quarter ended September 30, 2009, based on the September 30, 2009 closing price of $18.14, was 15.21%. On a Core Earnings basis, the Company provided an annualized return on average equity of 18.27% for the quarter ended September 30, 2009, as compared to 18.55% for the quarter ended September 30, 2008 and 17.20% for the quarter ended June 30, 2009. On a GAAP basis, the Company provided an annualized return on average equity of 12.60% for the quarter ended September 30, 2009, as compared to an annualized return on average equity of 16.73% for the quarter ended September 30, 2008, and an annualized return on average equity of 28.17% for the quarter ended June 30, 2009.

Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the Company’s results. “Our management team remains focused on the core elements of what we do—managing all facets of interest rate risk in Annaly’s portfolio of Agency Mortgage-Backed securities and building shareholder value in our subsidiaries. I believe that we are positioning our company for a wide range of possible outcomes in the evolving market and government policy environment.”

For the quarter ended September 30, 2009, the annualized yield on average earning assets was 4.89% and the annualized cost of funds on the average repurchase balance 2.24%, which resulted in an average interest rate spread of 2.65%. This is a 57 basis point increase over the 2.08% annualized interest rate spread for the quarter ended September 30, 2008, and an 18 basis point increase over the 2.47% annualized interest rate spread for the quarter ended June 30, 2009. At September 30, 2009, the weighted average yield on assets was 4.55% and the weighted average cost of funds, including the effect of interest rate swaps, was 2.15%, which resulted in an interest rate spread of 2.40%. Leverage at September 30, 2009, was 6.0:1 compared to 7.2:1 at September 30, 2008, and 5.9:1 at June 30, 2009.

Fixed-rate securities comprised 71% of the Company’s portfolio at September 30, 2009. The balance of the portfolio was comprised of 24% adjustable-rate mortgages and 5% LIBOR floating-rate collateralized mortgage obligations. At September 30, 2009, the Company had entered into interest rate swaps with a notional amount of $20.6 billion, or 32% of the portfolio. The purpose of the swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company receives a floating rate on the notional amount of the swaps, the effect of the swaps is to lock in a spread relative to the cost of financing. As of September 30, 2009, all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae Mortgage-Backed securities, which carry an actual or implied “AAA” rating.

“The driver of return in our portfolio continues to be the widening of the spread between the yield on our assets and the cost to finance those assets,” said Wellington Denahan-Norris, Annaly’s Vice Chairman, Chief Investment Officer and Chief Operating Officer. “Contributing to this spread widening are the continuation of relatively slow prepayment speeds and the rolling of our swap book into a lower rate environment. We are comfortable with our leverage at period-end, and continually monitor the market for investment opportunities in the current environment, which remain attractive. After taking into account the effect of interest rate swaps, at September 30, 2009, our portfolio of Investment Securities was comprised of 37% floating-rate, 24% adjustable-rate and 39% fixed-rate assets.”

The following table summarizes portfolio information for the Company:

	September 30, 2009	September 30, 2008	June 30, 2009
Leverage at period-end	6.0:1	7.2:1	5.9:1
Fixed-rate investment securities as a percentage of portfolio	71%	65%	69%
Adjustable-rate investment securities as a percentage of portfolio	24%	27%	25%
Floating-rate investment securities as a percentage of portfolio	5%	8%	6%
Notional amount of interest rate swaps as a percentage of portfolio	32%	33%	31%
Annualized yield on average earning assets during the quarter	4.89%	5.62%	5.04%
Annualized cost of funds on average repurchase balance during the quarter	2.24%	3.54%	2.57%
Annualized interest rate spread during the quarter	2.65%	2.08%	2.47%
Weighted average yield on assets at period-end	4.55%	5.27%	4.67%
Weighted average cost of funds at period-end	2.15%	3.59%	2.54%
Interest rate spread at period-end	2.40%	1.68%	2.13%
Weighted average receive rate on interest rate swaps at period-end	0.28%	2.69%	0.38%
Weighted average pay rate on interest rate swaps at period-end	3.98%	4.70%	4.20%

The Constant Prepayment Rate was 21% during the third quarter of 2009, as compared to 11% during the third quarter of 2008, and 19% during the second quarter of 2009. The weighted average cost basis of the Company’s Investment Securities was 101.7 at September 30, 2009. The net amortization of premiums and accretion of discounts on Investment Securities for the quarters ended September 30, 2009, September 30, 2008, and June 30, 2009, was $75.1 million, $18.7 million, and $58.4 million, respectively. The total net premium remaining unamortized at September 30, 2009, September 30, 2008, and June 30, 2009, was $1.1 billion, $525.4 million, and $924.9 million, respectively.

General and administrative expenses as a percentage of average assets were 0.19%, 0.17% and 0.19% for the quarters ended September 30, 2009, September 30, 2008, and June 30, 2009, respectively. At September 30, 2009, September 30, 2008, and June 30, 2009, the Company had a common stock book value per share of $16.52, $12.70 and $15.60, respectively.

At September 30, 2009, Annaly’s wholly-owned registered investment advisors had under management approximately $11.3 billion in net assets and $22.6 billion in gross assets, as compared to $2.4 billion in net assets and $10.5 billion in gross assets at September 30, 2008 and $9.9 billion in net assets and $19.0 billion in gross assets at June 30, 2009. For the quarter ended September 30, 2009, the investment advisors earned investment advisory and service fees, net of fees paid to distributors, of $14.1 million, as compared to $7.4 million for the quarter ended September 30, 2008 and $11.3 million for the quarter ended June 30, 2009.

Annaly manages assets on behalf of institutional and individual investors worldwide. The Company’s principal business objective is to generate net income for distribution to investors from its Investment Securities and from dividends it receives from its subsidiaries. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), and currently has 552,785,274 shares of common stock outstanding.

The Company will hold the third quarter 2009 earnings conference call on October 29, 2009 at 10:00 a.m. EST. The number to call is 866-804-6926 for domestic calls and 857-350-1672 for international calls and the pass code is 25572532. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 34323971. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then E-Mail alerts, enter your e-mail address where indicated and click the Submit button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (dollars in thousands)

	September 30, 2009 (Unaudited)	June 30, 2009 (Unaudited)	March 31, 2009 (Unaudited)	December 31, 2008(1)	September 30, 2008 (Unaudited)

ASSETS

Cash and cash equivalents	$1,723,341	$1,352,798	$1,035,118	$909,353	$1,083,814
Reverse repurchase agreements with affiliate	226,264	170,916	452,480	562,119	619,657
Reverse repurchase agreements	100,000	-	-	-	-
Mortgage-Backed Securities, at fair value	66,837,761	65,165,126	58,785,456	55,046,995	54,840,928
Agency debentures, at fair value	625,615	616,893	-	598,945	618,352
Investments with affiliates	239,740	156,990	51,418	52,795	22,490
Trading securities, at fair value	-	-	-	-	2,199
Receivable for Mortgage-Backed Securities sold	-	412,214	33,009	75,546	2,446,342
Accrued interest and dividends receivable	332,861	313,772	291,347	282,532	295,925
Receivable from Prime Broker(2)	16,886	16,886	16,886	16,886	-
Receivable for advisory and service fees	12,807	10,039	6,507	6,103	3,581
Intangible for customer relationships	10,791	11,091	11,399	12,380	6,726
Goodwill	27,917	27,917	27,917	27,917	22,966
Interest rate swaps, at fair value	-	7,267	-	-	-
Other assets	8,695	5,346	5,717	6,044	2,602

Total assets	$70,162,678	$68,267,255	$60,717,254	$57,597,615	$59,965,582

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$55,842,840	$51,326,930	$48,951,178	$46,674,885	$51,075,758
Payable for Investment Securities purchased	3,644,420	7,017,444	2,121,670	2,062,030	839,235
Trading securities sold, not yet purchased, at fair value	-	-	-	-	30,903
Accrued interest payable	97,693	102,662	112,457	199,985	168,361
Dividends payable	381,411	326,612	272,170	270,736	296,254
Accounts payable and other liabilities	37,991	40,115	23,970	8,380	26,385
Interest rate swaps, at fair value	788,065	722,700	1,012,574	1,102,285	384,258
Total liabilities	60,792,420	59,536,463	52,494,019	50,318,301	52,821,154

6.00% Series B Cumulative Convertible Preferred Stock: 4,600,000 shares authorized, 2,604,614, 2,604,814, 2,607,564, 3,963,525 and 4,496,525 shares issued and outstanding, respectively	63,114	63,118	63,185	96,042	108,957

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, 7,412,500 shares issued and outstanding	177,088	177,088	177,088	177,088	177,088
Common stock, par value $.01 per share, 987,987,500 authorized, 552,778,531, 544,353,997, 544,339,785, 541,475,366 and 540,189,101 issued and outstanding, respectively	5,528	5,444	5,443	5,415	5,402
Additional paid-in capital	7,811,356	7,668,988	7,667,769	7,633,438	7,616,528
Accumulated other comprehensive income (loss)	1,959,994	1,362,134	1,121,551	252,230	(661,498)
Accumulated deficit	(646,822)	(545,980)	(811,801)	(884,899)	(102,049)

Total stockholders’ equity	9,307,144	8,667,674	8,160,050	7,183,272	7,035,471

Total liabilities, Series B Cumulative
Convertible Preferred Stock and stockholders’ equity	$70,162,678	$68,267,255	$60,717,254	$57,597,615	$59,965,582
(1)	Derived from the audited consolidated financial statements at December 31, 2008.

(2)	The Company invested $45,000,000 in an equity fund and has redeemed $56,000,000. Net unrealized gains in the fund valued at September 15, 2008 still remain at the prime broker, Lehman Brothers International (Europe), which is in bankruptcy and the ultimate recovery of such amount remains uncertain.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED) (dollars in thousands, except per share data)

	For the quarters ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2009	2009	2009	2008	2008
Interest income	$744,523	$710,401	$716,015	$740,282	$810,659

Interest expense	307,777	322,596	378,625	450,805	458,250

Net interest income	436,746	387,805	337,390	289,477	352,409

Other (loss) income
Investment advisory and service fees	14,620	11,736	7,761	7,224	7,663
Gain (loss) on sale of Mortgage-Backed Securities	591	2,364	5,023	(468)	(1,066)
(Loss) income from trading securities	-	-	-	(2,010)	7,671
Dividend income from available-for-sale equity securities	5,398	3,221	918	612	580
Loss on other-than-temporarily impaired securities(1)	-	-	-	-	(31,834)
Unrealized (loss) gain on interest rate swaps(2)	(128,687)	230,207	35,545	(768,268)	-
Total other (loss) income	(108,078)	247,528	49,247	(762,910)	(16,986)

Expenses
Distribution fees	478	432	428	287	299
General and administrative expenses	33,344	30,046	29,882	26,957	25,455
Total expenses	33,822	30,478	30,310	27,244	25,754

Income (loss) before income taxes	294,846	604,855	356,327	(500,677)	309,669

Income taxes	9,657	7,801	6,434	6,302	7,538

Net income (loss)	285,189	597,054	349,893	(506,979)	302,131

Dividends on preferred stock	4,625	4,625	4,626	5,135	5,335

Net income (loss) available (related) to common shareholders	$280,564	$592,429	$345,267	($512,114)	$296,796

Net income (loss) available (related) per share to common shareholders:
Basic	$0.51	$1.09	$0.64	($0.95)	$0.55
Diluted	$0.51	$1.08	$0.63	($0.95)	$0.54

Weighted average number of common shares outstanding:
Basic	547,611,480	544,344,844	542,903,110	541,099,147	538,706,131
Diluted	553,376,285	550,099,709	548,551,328	541,099,147	547,882,488

Net income (loss)	$285,189	$597,054	$349,893	($506,979)	$302,131
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities	542,396	176,013	820,178	863,018	(200,513)
Unrealized gain on interest rate swaps	56,055	66,934	54,166	50,242	16,740
Reclassification adjustment for (gains) losses included in net income	(591)	(2,364)	(5,023)	468	1,066
Other comprehensive income (loss)	597,860	240,583	869,321	913,728	(182,707)
Comprehensive income	$883,049	$837,637	$1,219,214	$406,749	$119,424
(1)	Although the Company has the intent and ability to retain its investment in Chimera Investment Corporation, the Company determined that it is appropriate to recognize an other-than-temporary impairment charge of $31.8 million. Recognition of such impairment charges does not reduce the taxable income of the Company. The non-cash charge is the difference between the purchase price for the shares and their fair value at September 30, 2008.

(2)	Beginning in the fourth quarter of 2008, the Company no longer applies hedge accounting to its interest rate swaps under SFAS 133. As a result, changes in unrealized gains and losses in interest rate swaps are reported in the income statement for GAAP purposes.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED) (dollars in thousands, except per share data)

	For the nine months ended
	September 30, 2009	September 30, 2008
Interest income	$2,170,939	$2,375,146

Interest expense	1,008,998	1,438,107

Net interest income	1,161,941	937,039

Other income
Investment advisory and service fees	34,117	20,667
Gain on sale of Mortgage-Backed Securities	7,978	11,181
Income from trading securities	-	11,705
Dividend income from available-for-sale equity securities	9,537	2,101
Loss on other-than-temporarily impaired securities(1)	-	(31,834)
Unrealized gain (loss) on interest rate swaps(2)	137,065	-
Total other income	188,697	13,820

Expenses
Distribution fees	1,338	1,302
General and administrative expenses	93,272	76,665
Total expenses	94,610	77,967

Income before income taxes and noncontrolling interest	1,256,028	872,892

Income taxes	23,892	19,675

Net income	1,232,136	853,217

Noncontrolling interest	-	58

Net income attributable to controlling interest	1,232,136	853,159

Dividends on preferred stock	13,876	16,042

Net income available to common shareholders	$1,218,260	$837,117

Net income available per share to common shareholders:
Basic	$2.24	$1.69
Diluted	$2.22	$1.67

Weighted average number of common shares outstanding:
Basic	544,970,392	495,583,506
Diluted	550,913,871	504,609,331

Net income	$1,232,136	$853,159
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities	1,538,587	(511,958)
Unrealized gain on interest rate swaps	177,155	13,838
Reclassification adjustment for gains included in net income	(7,978)	(11,181)
Other comprehensive income (loss)	1,707,764	(509,301)
Comprehensive income (loss)	$2,939,900	$343,858
(1)	Although the Company has the intent and ability to retain its investment in Chimera Investment Corporation, the Company determined that it is appropriate to recognize an other-than-temporary impairment charge of $31.8 million. Recognition of such impairment charges does not reduce the taxable income of the Company. The non-cash charge is the difference between the purchase price for the shares and their fair value at September 30, 2008.

(2)	Beginning in the fourth quarter of 2008, the Company no longer applies hedge accounting to its interest rate swaps under SFAS 133. As a result, changes in unrealized gains and losses in interest rate swaps are reported in the income statement for GAAP purposes.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
www.annaly.com